UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2009 (as of December 8, 2009)

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

990 Highland Drive, Suite 206
Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 720-9900

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Surge Global Energy, Inc. (“Surge”) is engaged in the acquisition of crude oil and natural gas properties in the United States and Canada. Surge also seeks investment in developing oil and natural gas projects and companies engaged in alternative fuel technologies.  In this respect, on December 8, 2009, acquired a 75% working interest (until payout) in four, and up to ten, existing oil and gas wells which had been drilled, and were producing previously, on a 40-acre lease in Pawnee County, Oklahoma for $300,000 under a purchase and equipment lease agreement with Mandalay Energy Resources, LLC. The terms of the agreement provide for the funds to be paid directly to Cavu Resources, Inc. under a turnkey contract to be used for rework and new equipment on the four oil and gas wells. The rework and equipment costs will be repaid to Surge in monthly installments of 75% of net income received from the oil and gas purchaser each month up to a total of $40,000 per month until a total of $354,000 is paid in full. After payout, Surge will retain a 25% working interest in the property.  Surge has the right to increase its investment in the property to 10 wells on the payment of an additional $364,000. Surge also has received an area of mutual interest on surrounding acreage and a security interest in the property until the lease is paid in full. The 40 acre property is projected to have reserves of 133,000 barrels of oil and gas equivalents from 10 wells and Surge’s 25% share is projected to equal 33,000 gross barrels of reserves.

Surge will use existing cash on hand and may also sell additional common shares to finance this acquisition.

No exhibits are being filed with the SEC as these contracts are in the ordinary course of Surge’s business.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above.

Item 7.01.  Regulation FD Disclosure.

On December 14, 2009, the Company issued a press release announcing that on December 8, 2009, it acquired a 75% working interest (until payout) in four, and up to ten, existing oil and gas wells which had been drilled, and were producing previously, on a 40-acre lease in Pawnee County, Oklahoma for $300,000 under a purchase and equipment lease agreement with Mandalay Energy Resources, LLC. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit

99.1     Press release dated December 14, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation

Date: December 14, 2009	By:	/s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer